Exhibit F




                                  March 13, 2000




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:     National Fuel Gas Company, File No. 70-9153
                 -------------------------------------------

Ladies and Gentlemen:

         As counsel for National Fuel Gas Company ("National Fuel"), a holding company registered under the Public Utility Holding Company Act of 1935 (the "Act"), and its subsidiary companies, I deliver to you this opinion for filing as Exhibit F to Post-Effective Amendment No. 1 to the Application-Declaration referenced above. Briefly stated, National Fuel and NFR Power, Inc. ("Power") are seeking authority to add NFR Power, Inc. to the National Fuel Money Pool previously authorized under File No. 70-9153 for the sole purpose of depositing any surplus funds that Power may have now or in the future, and National Fuel is seeking authority to provide guarantees and credit support to Power pursuant to the terms and conditions previously authorized under File No. 70-9153 for the benefit of other National Fuel subsidiaries.

         In connection with the above, I have examined:

                  (i)    the Post-Effective Amendment, as amended; and
                  (ii) such other documents, records and matters of law as I deemed necessary to enable me to render this opinion;

         Based upon the foregoing and relying thereupon and to the extent ascertainable in advance, I am of the opinion that if the above-referenced transactions are consummated in accordance with the Post-Effective Amendment:

                  (i) all state and federal laws applicable to the proposed transactions will have been complied with; and
                  (ii) the consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by National Fuel, or by any associate company thereof.

Securities and Exchange Commission
March 13, 2000


         I am admitted to practice law in the State of New York. I do not hold myself out as an expert on the laws of any other state or offer any opinion on such laws.

         I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment.

                                     Sincerely,

                                     NATIONAL FUEL GAS COMPANY
                                     LEGAL DEPARTMENT


                                     By:  /s/ Mark D. Buri
                                        ----------------------------------------
                                        Mark D. Buri, Attorney